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                                                                    EXHIBIT 16.1



April 16, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 10, 2002 of Cyberonics, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP


copy to:  Ms. Pamela B. Westbrook, Chief Financial Officer, Cyberonics, Inc.